NVIDIA Corporation
Restricted Stock Unit Grant Notice
Amended & Restated 2007 Equity Incentive Plan
NVIDIA Corporation (the “Company”), pursuant to its Amended & Restated 2007 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of restricted stock units (the “Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Grant Notice, in the attached Restricted Stock Unit Agreement and in the Plan, the latter two being incorporated by reference herein. Capitalized terms not otherwise defined in this Grant Notice or the Restricted Stock Unit Agreement (collectively, the “Agreement”) will have the meanings set forth in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units/Shares Subject to Award:

Vesting Schedule:     Subject to Participant’s Continuous Service through each applicable vesting date, this Award will vest as follows: (i) 50% of the Restricted Stock Units subject to this Award will vest on the third Wednesday of November of the year of grant; and (ii) the remaining 50% of the Restricted Stock Units subject to this Award will vest on the third Wednesday of May of the year following the year of grant. However, if Participant’s Continuous Service terminates prior to such date(s) due to Participant’s death, this Award will become fully vested, as further described in Section 2(b) of the Agreement.

Issuance Schedule:    The Company will issue one share of Common Stock for each Restricted Stock Unit that has vested under this Award at the time set forth in Section 6 of the Agreement.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, all of the terms and conditions set forth in the Agreement and the Plan. Participant acknowledges and agrees that the Agreement may not be modified, amended or revised except as provided in the Plan or the Agreement. Participant further acknowledges that as of the Date of Grant, the Agreement sets forth the entire understanding between Participant and the Company regarding this Award (which is granted pursuant to the Company’s 2025-2026 Compensation Program for Non-Employee Directors and Participant’s 2025-2026 Election Form thereunder), and supersedes all prior oral and written agreements on that subject with the exception, if applicable, of: (i) the Company’s insider trading policy; and (ii) any compensation recovery policy that is adopted by the Company or one of its Affiliates or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
NVIDIA Corporation                        Participant:
By:
    Signature    Signature
Title:         Date:
Date:

Attachment I
NVIDIA Corporation
Amended & Restated 2007 Equity Incentive Plan
Restricted Stock Unit Agreement
Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (collectively, the “Agreement”), NVIDIA Corporation (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its Amended & Restated 2007 Equity Incentive Plan (the “Plan”). This Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan.
1.    Grant of the Award. The Award represents the right to be issued on a future date one share of Common Stock for each Restricted Stock Unit that vests under this Award, subject to the terms and conditions provided in this Agreement and in the Plan. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units subject to the Award. Except as otherwise provided in this Agreement, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the Restricted Stock Units or the delivery of the underlying Common Stock.
2.    Vesting.
(a)    Subject to the limitations contained in this Agreement, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, including any special acceleration provisions, as applicable, contained in the Grant Notice.
(b)    Vesting will cease upon the termination of your Continuous Service, except if such termination is due to your death, in which case vesting will accelerate as described in the Grant Notice (and subject to any other acceleration provided for in the Grant Notice or the Plan). Notwithstanding anything to the contrary in the Plan, if vesting accelerates as a result of the termination of your Continuous Service due to your death, such acceleration will occur on the date of your death (or as soon as administratively practicable thereafter); provided, however, that: (i) such acceleration may be delayed until the date the Company receives written notification of your death from the executor or administrator of your estate (or your beneficiary, if applicable); (ii) the Company may require the executor or administrator of your estate (or your beneficiary, if applicable) to provide certain information to the Company (including, but not limited to, tax-related information), to the extent permissible under applicable law; and (iii) notwithstanding anything to the contrary in this Agreement, any shares of Common Stock that are issuable as a result of such acceleration will be issued no later than the Issuance Deadline (as defined in Section 6(b) of this Agreement).
(c)    On the termination of your Continuous Service (for any reason other than death), the Restricted Stock Units credited to the Account that were not vested on the date of such termination (and are not accelerated pursuant to any acceleration provided for in the Grant Notice or the Plan) will be forfeited and returned to the Company at no cost to the Company and you will have no further right, title or interest in or to such Restricted Stock Units or the underlying shares of Common Stock. For the avoidance of doubt, Continuous Service during only a period prior to a vesting date (but where Continuous Service has terminated prior to the vesting date) does not entitle you to vest in a pro-rata portion of the Restricted Stock Units on such date.
3.    Number of Restricted Stock Units and Shares of Common Stock.
    1.

(a)    The number of Restricted Stock Units (and the related shares of Common Stock) subject to your Award will be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.
(b)    Any Restricted Stock Units, shares, cash or other property that become subject to the Award as a result of a Capitalization Adjustment, if any, will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award.
(c)    No fractional shares or rights for fractional shares of Common Stock will be created by this Section 3. The Board will round down, to the nearest whole share or whole unit of rights, any fractional shares or rights for fractional shares.
4.    Compliance with Law. You will not be issued any shares under your Award unless either (a) the shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, including any U.S. and non-U.S. state, federal and local laws, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.    Limitations on Transfer. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities or other laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares, provided that any such actions are in compliance with the provisions in this Agreement and applicable securities or other laws. If permitted by the Board and valid under applicable law, you may, by delivering written notice to the Company’s designated broker, pursuant to a form provided by such broker, designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.
6.    Date of Issuance.
(a)    The issuance of shares of Common Stock in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner to the extent applicable. The form of such issuance (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.
(b)    Subject to the satisfaction of any withholding obligation for Tax-Related Items (as defined in Section 10 of this Agreement) and Section 6(c) of this Agreement, in the event one or more Restricted Stock Units vests, the Company will issue to you, on the applicable vesting date (or as soon as administratively practicable thereafter), one share of Common Stock for each Restricted Stock Unit that vests (and for purposes of this Agreement, such issuance date is referred to as the “Original Issuance Date”); provided, however, that the Original Issuance Date will in all cases occur no later than the Issuance Deadline. For purposes of this Agreement, the “Issuance Deadline” means the latest of the following, as applicable: (i) December 31 of the calendar year in which the applicable vesting date occurs (that is, the last day of your taxable year in which the applicable vesting date occurs); (ii) if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), the last day of the period set forth in Treasury Regulations Section 1.409A-1(b)(4)(i)(A); or (iii) any date that is permitted without incurring adverse tax consequences under Section 409A of the Code.
    2.

(c)    If (i) this Award is subject to any withholding obligations for Tax-Related Items (as defined in Section 10 below) on the Original Issuance Date, (ii) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established Company-approved 10b5-1 trading plan), and (iii) the Company elects, prior to the Original Issuance Date, (1) not to satisfy any withholding obligations for Tax-Related Items (as defined in Section 10 below) by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, (2) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to this Agreement (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan) and (3) not to permit you to cover any withholding obligations for Tax-Related Items (as defined in Section 10 below) in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be issued on such Original Issuance Date and will instead be issued on the first business day when you are not prohibited from selling shares of Common Stock on an established stock exchange or stock market or on such other date determined by the Company, but in no event later than the Issuance Deadline.
7.    Dividends. You will receive no benefit or adjustment to your Award and any unissued shares thereunder with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment. Following the date of vesting, in the event of any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment, no cash, stock or other property related to such dividend or distribution will be issuable in respect of your vested Restricted Stock Units.
8.    Restrictive Legends. The shares of Common Stock issued under your Award will be endorsed with appropriate legends if determined by the Company that legends are required under applicable law or otherwise.
9.    Award not a Service Contract.
(a)    Your Continuous Service with the Company or an Affiliate is not for any specified term and, if permitted under applicable law, may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in the Grant Notice or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or continue an affiliation or other service relationship with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate you at any time and without regard to any future vesting opportunity that you may have. The grant of the Award shall not be interpreted as forming or amending an employment or service contract with the Company or an Affiliate.
(b)    By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award is earned only through Continuous Service (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of an Affiliate and the loss of benefits
    3.

available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in this Agreement or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an Employee, Director or Consultant for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Continuous Service at any time, with or without cause and, if permitted under applicable law, with or without notice, and will not interfere in any way with the Company’s right to conduct a reorganization.
10.    Responsibility for Taxes.
(a)    You acknowledge that, regardless of any action the Company or an Affiliate takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you or deemed by the Company or an Affiliate, in its discretion, to be an appropriate charge to you even if legally applicable to the Company or an Affiliate (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or an Affiliate, if any. You further acknowledge that the Company and/or an Affiliate (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Restricted Stock Units or the underlying shares of Common Stock, including, but not limited to, the grant of the Restricted Stock Units, the vesting and settlement of the Restricted Stock Units, the delivery or sale of any shares of Common Stock and the issuance of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of your Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. You acknowledge and agree that you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates for Tax-Related Items arising from your Award. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    In connection with the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactorily to the Company and/or an Affiliate to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or an Affiliate, or their respective agents, at their discretion, to satisfy their withholding obligations or rights, if any, with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or any other cash compensation otherwise payable to you; (ii) causing you to tender a cash payment or requiring you to make a payment in another form acceptable to the Company; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) (if required, pursuant to this authorization and without further consent) whereby you irrevocably elect to sell a portion of the shares to be delivered upon settlement of your Restricted Stock Units to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligation for Tax-Related Items directly to the Company and/or an Affiliate, including a commitment pursuant to a previously established Company-approved 10b5-1 plan; (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you upon settlement of the Award with a value equal to the amount of such withholding obligation for Tax-Related Items or such other amount as may be permitted while still avoiding classification of the Award as a liability for financial accounting purposes; provided, however, that if you are an Officer, then the Company will withhold a number of shares of Common Stock upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not feasible under applicable law or has materially adverse accounting consequences, as determined by the Board, in its sole discretion, in which case, any withholding obligation for Tax-Related Items may be satisfied by one or a combination of methods
    4.

(i)-(iii) above; and/or (v) any other method of withholding determined by the Company, provided such method is compliant with applicable law and the Plan.
(c)    The Company and/or an Affiliate may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including maximum rates applicable in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash from the Company or an Affiliate (with no entitlement to the Common Stock equivalent), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any Tax-Related Items directly to the applicable tax authority or to the Company and/or an Affiliate. Maximum tax rates are based on the applicable rates in your country, including your share of payroll or similar taxes, as provided in tax law, regulations, or the tax authority’s administrative practices, not to exceed the highest rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to you. If any withholding obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock, for tax purposes, you will be deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.
(d)    Unless any withholding obligation for Tax-Related Items is satisfied, the Company will have no obligation to deliver to you any shares of Common Stock or other consideration pursuant to this Award.
(e)    In the event any obligation to withhold arises prior to the delivery to you of shares of Common Stock or it is determined after the delivery of shares of Common Stock to you that the amount of the withholding obligation was greater than the amount withheld, if anything, you agree to indemnify and hold the Company and/or an Affiliate harmless from any failure by the Company and/or an Affiliate to withhold the proper amount.
11.    Nature of Grant. By accepting your Award, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Awards (whether on the same or different terms), or benefits in lieu of an Award, even if an Award has been granted in the past;
(c)    all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;
(d)    the Award is granted as an incentive for future services and in no event should be considered as compensation for, or relating in any way to, past services for the Company or an Affiliate;
(e)    you are voluntarily participating in the Plan;
(f)    the Award and the shares of Common Stock subject to the Award, and the income from and value of same, are an extraordinary item which is outside the scope of your employment or other service contract, if any;
(g)    the Award and the shares of Common Stock subject to the Award, and the income from and value of same, are not intended to replace any pension rights or compensation;
    5.

(h)    the Award and the shares of Common Stock subject to the Award, and the income from and value of same, are not part of normal or expected compensation for purposes of, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday allowance, pension or retirement or welfare benefits or similar payments under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides (and the Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans);
(i)    the future value of the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty;
(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of your Continuous Service (for any reason except for your death and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or other service agreement, if any);
(k)    unless otherwise provided herein, in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock; and
(l)    unless otherwise agreed with the Company in writing, the Award and the shares of Common Stock subject to the Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate.
12.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, financial and/or legal advisors regarding your participation in the Plan, and by accepting this Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.
13.    Unsecured Obligation. Your Award is unfunded, and as a holder of an Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement upon vesting of the Award. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
14.    Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time and understand that this policy applies to shares received under this Award.
15.    Notices; Electronic Delivery/Acceptance. Any notices provided for in your Award or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of
    6.

notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents and transmit or require you to transmit notices related to participation in the Plan and this Award by electronic means. You hereby consent to receive such documents and notices, and to give such notices, by electronic delivery and to participate in the Plan through the on-line or electronic system established and maintained by the Company or a third party designated by the Company from time to time.
16.    Governing Plan Document/Recoupment. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In addition, this Award (and any shares issued under this Award) is subject to recoupment in accordance with the Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, the Company’s Compensation Recovery Policy, as amended from time to time, and any other clawback policy that the Company adopts or is required to adopt, to the extent applicable to you and permissible under applicable law.
17.    Insider Trading Restrictions/Market Abuse Laws. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions, including the United States and your country or your broker’s country, if different, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You acknowledge that it is your responsibility to comply with any applicable restrictions and you should speak with your personal legal advisor on this matter.
18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons.
19.    Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
20.    Governing Law/Venue. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the
    7.

United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
21.    Miscellaneous.
(a)    The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.
(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.
(d)    This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)    All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
22.    Amendment. Subject to Section 18 above, this Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided in this Agreement.
23.    Compliance with Section 409A of the Code. This Award is intended to comply with U.S. Treasury Regulation Section 1.409A-1(b)(4) and thus to not be treated as “deferred compensation”, and will be construed and administered in such a manner, and any ambiguous or missing terms that may otherwise be supplied from and/or defined under Code Section 409A in a manner that fulfills such intention hereby incorporated by reference. Each installment of Restricted Stock Units that vests hereunder is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Code Section 409A, this Award shall comply with Code Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Code Section 409A and you are a “specified employee” (as determined under Code Section 409A) on your “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any
    8.

alternative definitions therein, a “Separation from Service”), then the issuance of any shares, cash or other property that would otherwise be made on the date of your Separation from Service (or within the first six months thereafter as a result of your Separation from Service) will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the earlier of (i) the date that is six months and one day after the date of the Separation from Service or (ii) the date of your death, but if and only if such delay in the issuance is necessary to avoid the imposition of taxation on you in respect of the shares, cash or property under Code Section 409A.
    9.